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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF ORBIMAGE


                The following entity is a subsidiary of ORBIMAGE:


NAME OF ENTITY                                            STATE OF INCORPORATION
--------------                                            ----------------------
WEATHERSAT INTERNATIONAL CORP.                                NEW HAMPSHIRE
